Exhibit 24(b)


                             NATIONSBANK CORPORATION
                               BOARD OF DIRECTORS
                                   RESOLUTIONS

                                January 28, 1998

                           Annual Report on Form 10-K

     WHEREAS, the Chief Financial Officer and Chief Accounting Officer of NationsBank Corporation (the "Corporation") have made presentations to the Board of Directors regarding the Corporation's financial results for the year ended December 31, 1997; and

     WHEREAS, the Board has had adequate opportunity to review and comment on such results;

     NOW, THEREFORE, BE IT:

     RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and empowered on behalf of the Corporation to prepare, execute, deliver and file the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Form 10-K"), based upon the information presented to and considered at this meeting, in such form and with such content and attachment of exhibits as the signing officers shall approve, their approval to be conclusively evidenced by their signature thereof; and be it

     FURTHER RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and empowered on behalf of the Corporation to execute the Form 10-K and file it with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and with such other governmental agencies or instrumentalities as such officers deem necessary or desirable, and to prepare, execute, deliver and file any amendment or amendments to the Form 10-K, as they may deem necessary or appropriate; and be it

     FURTHER RESOLVED, that James W. Kiser and Charles M. Berger be, and each of them with full power to act without the other hereby is, authorized and empowered to prepare, execute, deliver and file the Form 10-K and any amendment or amendments thereto on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for any of the following: the Principle Executive Officer, the Principal Financial Officer, the Principal Accounting Officer, and any other officer of the Corporation; and be it

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     FURTHER RESOLVED,  that the proper officers of the Corporation be, and they hereby are, authorized and directed to do all things necessary, appropriate or convenient to carry into effect the foregoing resolutions.

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                            CERTIFICATE OF SECRETARY


     I, ALLISON L. GILLIAM, Assistant Secretary of NationsBank Corporation, a corporation duly organized and existing under the laws of the State of North Carolina, do hereby certify that the foregoing is a true and correct copy of resolutions duly adopted by a majority of the entire Board of Directors of the corporation at a meeting of the Board of Directors held January 28, 1998, at which meeting a quorum was present and acted throughout and that the resolutions are in full force and effect and have not been amended or rescinded as of the date hereof.

     IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of the corporation this 4th day of March, 1998.



(CORPORATE SEAL)


                                        /s/ Allison Gilliam
                                        Assistant Secretary